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                                                              Exhibit 99.B(d)(6)

                                     FORM OF
                                    AMENDMENT
                            DATED [FEBRUARY 17, 2006]
                      TO INVESTMENT SUB-ADVISORY AGREEMENT
                         BETWEEN PADCO ADVISORS II, INC.
                  AND CLARKE LANZEN SKALLA INVESTMENT FIRM, LLC
                              DATED APRIL 30, 2004

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                                     FORM OF
                                  AMENDMENT TO
                                   SCHEDULE A
                                     TO THE
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                             PADCO ADVISORS II, INC.
                                       AND
                    CLARKE LANZEN SKALLA INVESTMENT FIRM, LLC

The following amendment is made to Schedule A of the Investment Sub-Advisory Agreement between PADCO Advisors II, Inc. (the "Advisor") and Clarke Lanzen Skalla Investment Firm, LLC (the "Sub-Advisor"), dated April 30, 2004, as amended to date (the "Agreement"), and is hereby incorporated into and made a part of the Agreement:

Schedule A of the Agreement is amended, effective [February 17, 2006], to read as follows:

Pursuant to Section 7 of this Investment Sub-Advisory Agreement, the Advisor shall pay the Sub-Advisor compensation at an annual rate as follows:

Amerigo Fund:                                                0.40%

Clermont Fund:                                               0.40%

BEROLINA FUND:                                               X.XX%

Should either of the aforementioned Funds not average $10,000,000 in assets over a quarter, the Sub-Advisor will not receive compensation for assets in that Fund for that specific quarter.

                          ADDITIONS ARE NOTED IN BOLD.

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In witness whereof, the parties hereto have caused this Amendment to be executed in their names and on their behalf and through their duly-authorized officers as of the [17th day of February, 2006].


                                          PADCO ADVISORS II, INC.


                                          By:
                                              -------------------------------
                                          Name:  Carl G. Verboncoeur
                                          Title: Chief Executive Officer


                                          CLARKE LANZEN SKALLA
                                          INVESTMENT FIRM, LLC


                                          By:
                                              -------------------------------
                                          Name:  Scott Kubie
                                          Title: President